Exhibit 24. Power of Attorney

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of McDonald's Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Denise A. Horne, Catherine Hoovel, Kevin M. Ozan and Jerome N. Krulewitch, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute any and all amendments to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Exchange Act of 1934, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 22nd day of February, 2019.

/s/ Lloyd H. Dean	/s/ John J. Mulligan
Lloyd H. Dean	John J. Mulligan
Director	Director

/s/ Stephen J. Easterbrook	/s/ Kevin M. Ozan
Stephen J. Easterbrook	Kevin M. Ozan
President, Chief Executive Officer and Director	Corporate Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Robert A. Eckert	/s/ Sheila A. Penrose
Robert A. Eckert	Sheila A. Penrose
Director	Director

/s/ Margaret H. Georgiadis	/s/ John W. Rogers, Jr.
Margaret H. Georgiadis	John W. Rogers, Jr.
Director	Director

/s/ Enrique Hernandez, Jr.	/s/ Paul S. Walsh
Enrique Hernandez, Jr.	Paul S. Walsh
Chairman of the Board and Director	Director

/s/ Catherine Hoovel	/s/ Miles D. White
Catherine Hoovel	Miles D. White
Corporate Vice President – Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Jeanne P. Jackson
Jeanne P. Jackson
Director

/s/ Richard H. Lenny
Richard H. Lenny
Director